Exhibit 10.3
[Bank of America Letterhead]

May 4, 2009

Utility Services Affiliates (Perth Amboy) Inc.
1500 Ronson Road
Iselin, New Jersey 08830

Attention:  Mr. Bruce O’Connor, Vice President and Treasurer

Re:	Uncommitted Line of Credit
Extension of Maturity Date

Dear Mr. O’Connor:

Reference is made to the Master Promissory Note, dated July 18, 2008 (the “Note”) in the original maximum principal amount of Three Million and 00/100 Dollars ($3,000,000), executed by Utility Services Affiliates (Perth Amboy) Inc., a New Jersey corporation (the "Borrower") and delivered to Bank of America, N.A. (the “Bank”), and the Uncommitted Line of Credit Letter Agreement, dated May 1, 2008, between the Borrower and Bank (the “Letter Agreement”). The obligations to the Bank are guaranteed by Middlesex Water Company under Continuing and Unconditional Guaranty, dated July 22, 2008 (the “Guaranty”).  The Note, Letter Agreement, Guaranty, and any and all other documents, instruments, and agreements executed in connection therewith are referred to herein as the “Loan Documents”. Capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents.

The Borrower has requested that the Note, the Letter Agreement, and all documents, instruments, agreements and amendments that evidence, govern or secure the Note (together with the Note, and the "Loan Documents") be modified for the purpose of extending the Maturity Date (as such term is defined in the Note) and the Bank has agreed to such extension.

The Bank agrees that the Maturity Date as set forth in the Loan Documents shall be extended from May 30, 2009 to May 30, 2010.

Upon (a) the execution and delivery of this Letter Agreement by the Borrower and (b) receipt by the Bank of any unpaid payments under the Loan Documents, if any, through but not including the date of the execution and delivery of this letter and the extension set forth in this letter shall be effective and enforceable against the Borrower. Nothing herein contained or implied shall be construed as a waiver of any other provision of the Loan Documents or any other document executed in connection with the Loan Documents or a waiver of any presently existing or future default in the non-payment of principal and/or interest or any other amounts due under the Loan Documents.

The Borrower hereby warrants and represents that the representations and warranties contained in the Loan Documents continue to be true and correct and that no event of default, and no event which with the giving of notice or lapse of time or both would become an event of default, has occurred or is continuing under the Loan Documents.  The Borrower acknowledges that as of the date hereof there are no offsets, defenses, claims, counterclaims, charges or deductions of any nature against amounts due and owing under the Note or against the Bank or any of its officers, directors or employers.

The Borrower and the Guarantor hereby ratify and confirm in all respects and without condition all of the terms and provisions of the Loan Documents, as modified herein, as applicable, and each agrees that said terms and provisions, except to the extent expressly modified herein, continue in full force and effect.

This letter shall be binding upon the Borrower and each endorser and guarantor of the Loan Documents and their respective successors, heirs and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Agreement shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey.

In no event shall this letter agreement constitute or be construed as a waiver or release of the obligations of any maker, guarantor, endorser or other person liable for the Borrower’s obligations under the Note, and the obligations of such parties shall remain in full force and effect.

If this letter extending the Maturity Date is acceptable, please acknowledge below and return the acknowledged copy to me.

If you have any questions, please contact me.

Sincerely,

Bank of America, N.A.

By:	/s/Lori A. Moylan
Lori A. Moylan
Senior Vice President

This letter is agreed to by:

WITNESS:
UTILITY SERVICES AFFILIATES (PERTH AMBOY) INC.
/s/Ronald Williams	By: /s/ A. Bruce O’Connor NAME: A. Bruce O’Connor TITLE: Vice President & Treasurer

GUARANTOR:

MIDDLESEX WATER COMPANY

By: /s/A. Bruce O’Connor
       Vice President & CFO